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                                                               EXHIBIT 10.12(b)

THIS AGREEMENT is made the 9th day of December 1998

BETWEEN:-

(1) GENOMIC SOLUTIONS LIMITED of Unit 3, Forge Close, Little End Road, Eaton Socon, Huntingdon, PE19 3TP United Kingdom ("the Company"); and

(2) KEVIN AUTON of 43 Masefield Ave, Eaton Ford, St Neots, Cambridgeshire, United Kingdom ("the Executive").

IT IS AGREED as follows:-

1.   Definitions

1.1  In this Agreement unless the context otherwise requires:-

     1.1.1 "the Board" means the Board of Directors for the time being of the Company;

     1.1.2 "holiday year" means the period of twelve consecutive calendar months commencing on the First day of January in each year;

     1.1.3 "Invention or Inventions" means any know-how, invention, formula, process or improvement, trade mark or name, copyright, design, plan, drawing, specification or device of whatever nature invented, developed or devised by the Executive during his employment with the Company and which relates to or is useful in connection with any process, product or activity carried on, made or dealt in by the Company;

     1.1.4 "the Group" means the Company its holding company its subsidiaries and subsidiaries of its holding company both present and future or any one or more of such holding or subsidiary companies as appropriate (and for the purposes of this Agreement the expressions "holding company" and "subsidiary" shall have the same meanings ascribed thereto by
               Section 736 of the Companies Act 1985).

1.2 The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3 All references to any statute shall include reference to any statutory amendment or re-enactment thereof.

2    Appointment

The Executive shall be employed by the Company under the terms of this Agreement as an executive of the Company with the title of Managing Director or in such other capacity of a similar status as the Company may from time to time reasonably require for the period stipulated below.

3.   Term of Employment

3.1 The Executive shall be employed by the Company (subject as provided below) with effect from 16th March 1998 and thereafter unless and until his employment under this Agreement is terminated by either party giving to the other not less than 6 months' prior written notice.

3.2 No previous employment of the Executive shall count as part of his continuous period of employment, which accordingly began on the date of commencement of the employment of the Executive under this Agreement as set out in clause 3.1 above.

3.3 The Executive warrants to the Company that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract with or of any other obligation to any third party (binding or not) on him.

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4.   DUTIES OF THE EXECUTIVE

4.1 The Executive may be required in pursuance of his duties to perform services not only for the Company but also for any other company comprised within the Group and without further remuneration (except as may otherwise be agreed) to accept such offices therein as the Board may from time to time require.

4.2 During the course of his employment under this Agreement the Executive shall use his best endeavours to promote the interests of the Company and the other companies within the Group, giving at all times the full benefit of his knowledge, expertise and skill. He shall perform the duties and exercise the powers consistent with his office and those which may from time to time be assigned to or vested in him by the Board and shall give to the Board all such information regarding the affairs of the Company as it shall require and shall at all times conform to the reasonable instructions or directions of the Board and implement and apply the policy of the Company as determined by the Board from time to time.

4.3 The Executive shall report directly from time to time to the Chairman of the Company, as and when required by the Chairman. The Executive shall attend every meeting of the Board and in the event the Executive fails to attend more than 2 such meetings within any 12 month period without reasonable cause, the Company may take disciplinary action against the Executive.

4.4 In order to investigate a complaint against the Executive of misconduct the Company is entitled to suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

5.   HOURS OF WORK

The Executive shall, unless prevented by ill-health or injury and except during holidays (to be taken in accordance with the provisions set out below), devote the whole of his working time and attention (being business hours and other hours worked) to the service of the Company. The Executive's hours of work shall be such hours as may be necessary for the proper discharge of his duties under this Agreement and he shall not be entitled to receive any additional remuneration for work outside normal business hours (9:00 a.m. to 5:00 p.m.).

6.   SALARY

6.1 During the continuance of his employment under this Agreement the Company shall procure that the Executive is paid:

     6.1.1 a salary at the rate of PoundSterling60,000 per annum, together with any additional amounts, by way of increase from time to time as may be approved by the Board. Such salary shall accrue from day to day, shall be payable in equal monthly installments in arrears on or about the last day of each month and shall be inclusive of any fees to which the Executive may be entitled as a director of the Company or of any other company comprised within the Group; and

     6.1.2 a bonus at the absolute discretion of the Board in accordance with the Group Bonus Scheme in force from time to time the details of which shall be provided from time to time to the Executive.

6.2 The Company shall be entitled to deduct from the Executive's remuneration any monies which the Executive may owe the Company from time to time.

7.   PLACE OF WORK

7.1 The Executive's duties under this Agreement shall relate primarily to the United Kingdom but shall extend to occasional travel abroad if so required by the Company. The Executive's principal place

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       of work at the date of this Agreement shall be at Forge Close, Little End
       Road, Eaten Socon, Cambridgeshire, United Kingdom.

7.2 During his employment under this Agreement the Executive shall travel at the Company's expense to such places and in such manner as the Board may reasonably require.

7.3 Save to extent referred to above in this clause 7, there are no particulars regarding overseas working provisions.

8.     EXPENSES

Upon presentation of all relevant receipts and vouchers the Company shall pay to the Executive the amount of all hotel, travelling, and other expenses reasonably and properly incurred by him in carrying out his duties under this Agreement.

9.     MOTOR CAR

9.1 The Company shall provide a car of a type appropriate to the Executive's position in the Company in accordance with the Company's policy from time to time for the use of the Executive in the performance of his duties under this Agreement and shall pay running expenses in connection therewith insofar as they are properly and reasonably incurred by the Executive in the performance of his duties in accordance with the Company's policy from time to time.

9.2 Subject to such restrictions and upon such conditions (if any) as the Company may from time to time impose, the Executive shall be entitled to use such car for his own private use. The Executive shall not permit the car to be taken out of the United Kingdom without the prior written consent of the Company.

9.3 The Executive shall return such car to the Company immediately after the termination of his employment under this Agreement or if he ceases at any time during the period of his employment under this Agreement to hold a valid and current license to drive private motor cars.

9.4 The Executive shall at all times take good care of the car and procure that (the cost of doing so being borne by the Company) it is property taxed, kept in a roadworthy condition and that the provisions and conditions of any policy of insurance relating thereto are observed.

10.    HOLIDAYS

10.1 The Executive shall be entitled to 25 working days' holiday with pay in every year, to be taken at such times as may be convenient to the Board, in addition to recognised public and bank holidays.

10.2 Any entitlement to holiday remaining at the end of any holiday year shall lapse unless the Board otherwise consents.

10.3 The Executive's entitlement to holiday (and on termination of employment holiday pay in lieu of holiday) shall accrue pro rata throughout each holiday year of employment under this Agreement provided that fractions of days shall be disregarded in calculating entitlement to payment in lieu of holiday. For the purpose of calculating any pay due to the Executive in accordance with this clause 10.3, one day's pay shall be equal to 1/260 of the Executives annual salary.

10.4 The Company may require the Executive to take any unused holiday entitlement during any period of notice to terminate the Executive's employment given by either the Company or the Executive. In the event that the relevant period of notice to terminate this Agreement is not given by the relevant party to this Agreement on the other, then the Executive's entitlement to holiday shall cease to accrue immediately upon the termination of this Agreement.

11.    PENSIONS


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11.1      No pension scheme exists at present for employees of the Company.

11.2 A contracting-out certificate within the meaning of the Pension Schemes Act 1993 is in force in respect of the Executive's employment under this Agreement.

12.       SICKNESS OR INJURY

12.1 If the Executive shall at any time be incapacitated by illness or accident from performing his duties under this Agreement then without prejudice to the provisions of clause 13 below and subject to the Executive accounting to the Company for all sickness or other national insurance benefit which may be payable to him, the Executive shall continue to receive the normal remuneration payable to him under this Agreement in respect of the period during which he shall be so incapacitated (such remuneration being deemed to be inclusive of any Statutory Sick Pay to which the Executive may be entitled) on the following basis:

LENGTH OF CONTINUOUS EMPLOYMENT        ENTITLEMENT TO SICK PAY IS FOR A PERIOD
                                       OR PERIODS AGGREGATING THE FOLLOWING
                                       NUMBER OF WORKING DAYS IN ANY PERIOD OF
                                       12 CONSECUTIVE MONTHS

                                       FULL PAY             HALF PAY

3 months-1 year                        10 days              10 days

1-3 years                              20 days              20 days

3-10 years                             40 days              40 days

Over 10 years                          60 days              60 days


12.2 The Executive shall, if so required by the Company, produce a doctor's certificate verifying that any absence from work is due to accident or ill-health and in default such absence shall be deemed to be unjustified.

12.3 For the purposes of calculation of Statutory Sick Pay the days on which the Executive could qualify for payments are: Monday, Tuesday, Wednesday, Thursday and Friday.

12.4 The Company reserves the right to require the Executive to be examined at any time by an independent doctor at its expense and to cease payment of sick pay if it is advised by the doctor that the Executive is fit to return to work.

12.5 If the Executive is absent from his duties due to sickness or injury for a period or periods in excess of his maximum sick pay entitlement the Company will not be obliged to make any further payments to the Executive. However, if the Company does decide, in its absolute discretion, to make any further payments to the Executive (in whatever amount the Company may decide), any such further payments may be varied or discontinued at any time.

12.6 Sick pay may be withheld if sickness or injury results from a sporting or hazardous activity or it is found for any reason whatsoever that return to work has been delayed for unacceptable reasons. The Executive may be required to undergo a medical examination by a duly qualified medical practitioner for these purposes.

12.7 If the Executive is injured in circumstances such that a claim can be made for compensation, any payment whether by way of sick pay or otherwise for any ensuing period of absence, will be regarded as an interest free loan and will be repayable in the event of compensation being recovered for loss of earnings.





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13.   TERMINATION OF EMPLOYMENT
      -------------------------

13.1 The Company may terminate the Executive's employment with the Company at any time by giving 6 months' prior notice in writing to the Executive, and the Executive may terminate his employment with the Company at any time by giving 6 months' prior notice in writing to the Company.

13.2 Notwithstanding any other provision of this Agreement, if the Executive shall:-

      13.2.1 become unable properly to perform his duties of his employment with the Company by reason of ill-health, accident or otherwise for a period or periods aggregating at least 120 days in any period of 24 consecutive calendar months;

      13.2.2 fail or neglect efficiently and diligently to carry out his duties of his employment or be guilty of any material or persistent breach or non-observance of any of the provisions of this Agreement to be performed or observed by him;

      13.2.3 be guilty of serious misconduct or of any other conduct calculated or likely to affect prejudicially the interests of the Company or the Group;

      13.2.4 commit any act of bankruptcy or take advantage of any statute for the time being in force offering relief for insolvent debtors;

      13.2.5 be disqualified for being a director by reason of any order made under any legislation for the time being in force relating to companies; or

      13.2.6 resign as a director of the Company or any company written the Group (without the Board's written consent).

      the Company may in any such case by written notice to the Executive forthwith terminate the Executive's employment under this Agreement, provided that-

               13.2.1.1 any such termination shall be without prejudice to any other rights of the Company; and

               13.2.1.2 no notice under sub-clause 13.2.1 above shall be given by the Company to the Executive after the expiration of three months from the end of any such period or periods aggregating at least 120 days.

13.3

     13.3.1 If either party to this Agreement serves notice upon the other to terminate this Agreement the Company shall be entitled at its sole discretion, by notice in writing to the Executive, to require the Executive:-

               13.3.1.1 not to attend his place of work or any other premises of the Company or any company comprised within the Group during the remaining period of this Agreement or any part thereof;

               13.3.1.2 to resign immediately from any offices he may hold in the Company and in any company comprised within the Group;

               13.3.1.3 not to carry out his duties under clause 3 above during the remaining period of this Agreement on any part thereof;

               13.3.1.4 to return to the Company all documents and other materials (including copies) belonging to the Company or any company comprised within the Group including, without prejudice to the generality of the foregoing, minutes and other papers relating to meetings of the Board or any



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                               board of any company comprised within the Group;

                       PROVIDED that the Company shall continue to pay the Executive his remuneration and to provide all benefits to which he is entitled under this Agreement for the remaining period of this Agreement.

        13.3.2 Notwithstanding any other provision of this Agreement, in the event that the Company serves notice on the Executive to exercise its rights under this clause 13.3, the Executive shall be deemed to take any unused holiday entitlement which has accrued or accrues up to the termination of this Agreement, during the period between the service of such notice and the date of the termination of this Agreement.

        13.3.3. For the avoidance of doubt if the Company has served notice on the Executive to exercise its rights under clause 13.3.1 above, the other terms of this Agreement shall remain in full force and effect save as expressly varied by the provisions of clause 13.3.1.

13.4 The Company reserves the right at its sole discretion to pay the Executive in lieu of the whole or any part of such period of notice that would otherwise be required under the terms of this Agreement.

13.5 The removal of the Executive from the office of director of the Company or the failure of the Company in general meeting to re-elect the Executive as a director of the Company or otherwise shall not automatically terminate this Agreement or be deemed to be a breach by the Company of this Agreement.

14.     RECONSTRUCTION

If, prior to the date agreed in this Agreement for the termination of the employment of the Executive, such employment is terminated by reason of the liquidation of the Company for the purpose of amaigamation or reconstruction or as part of any rearrangement of the affairs of the Company not involving liquidation of the Company and the Executive is offered employment with a reconstructed company [or with another company within [the Group], which taken as a whole are not substantially less favorable than the terms of this Agreement, the Executive shall have no claim against the Company in respect of the termination of his employment under this Agreement.

15.     DIRECTORSHIPS

Upon the termination of this Agreement for whatever reason and howsoever arising the Executive shall if a director of the Company at the request of the Board and without claim for compensation forthwith resign from office as a director of the Company and from all other offices held by him in any company in the Group and in the event of his failure to do so within 7 days of such request of the Board or, for the purposes of Clause 13.3.1.2, if the Executive fails to resign within 7 days of the relevant notice, the Company is hereby irrevocably authorized to appoint some person in the name of the Executive and on his behalf to execute all documents and to do all things necessary to give effect to this provision.

16.     NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

16.1 Without prejudice to the Executive's duties implied by law into the Executive's employment, the Executive hereby agrees that both during the continuance of his employment with the Company and at all times thereafter he shall not (except in the proper course of carrying out his duties hereunder or as required by law or any government authority or with the prior written consent of the Board) use, copy, divulge or communicate or cause or procure to be used by or copied, divulged or communicated to any person, firm, company or organization any trade secrets or confidential information of the Company or any company within the Group including (but not limited to);-
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     16.1.1    (any preferential prices or other preferential terms of supply negotiated or being negotiated between the Company and any supplier of the raw materials used in the Company's products;

     16.1.2    the methods of manufacture of any of the Company's products;

     16.1.3 any innovation in or improvement to any of the Company's products;

     16.1.4    the Company's marketing strategies;

     16.1.5 the Company's opportunities for carrying out business with actual or potential customers;

     16.1.6 the requirements of any actual or potential customer for the Company's products; and

     16.1.7 any preferential prices or other preferential terms of supply negotiated or being negotiated between the Company and any actual or potential customer,

     which he shall have received or obtained during his employment with the Company. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain otherwise than through the fault of the Executive.

16.2 All notes, minutes, memoranda, correspondence, accounts, reports, lists or other documents or items concerning any of the matters referred to in clause 16.1 above or any summaries, copies or reproductions thereof (whether or not made by the Executive and whether stored in human readable or machine readable form) shall remain the property of the Company and shall be delivered up to the Company forthwith by the Executive on the termination of his employment hereunder together with all and any other property of the Company then in his possession, custody, power or control.

17.  OTHER BUSINESS INTERESTS

The Executive shall not during the continuance of his employment with the Company without the prior consent in writing of the Board accept any other directorships (other than directorships of any company within the Group) or be concerned or interested directly or indirectly in any other business whatsoever. Nothing in this clause shall prevent the Executive from holding or being beneficially interested in shares or securities quoted on any recognised Stock Exchange or dealt in on the Alternative Investment Market (AIM), provided that the Executive makes a full disclosure to the Company of such interest and provided that he neither holds nor is beneficially interested in more than five per cent. of any single class of any such shares or securities.

18.  NON-SOLICITING OF CUSTOMERS/COMPETITION

18.1 Within this clause 18 the following words shall have the following meanings:

     "PROHIBITED BUSINESS" shall mean any business or activity carried on by the Company at the Termination Date or at any time in the Relevant Period in which the Executive shall have been directly concerned in the course of his employment at any time in the Relevant Period.

     "PROSPECTIVE CUSTOMER" shall mean any person, firm, company or other organisation who was at the Termination Date negotiating with the Company with a view to dealing with the Company as a customer.

     "PROSPECTIVE SUPPLIER" shall mean any supplier of the Company with whom the Executive shall have had material dealings in the course of his employment during the Relevant Period.

     "RELEVANT PERIOD" shall mean the twelve months period ending with the Termination Date.

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       "RESTRICTED CUSTOMER" shall mean any person, firm, company or other organisation who was at any time in the Relevant Period a customer of the Company.

       "TERMINATION DATE" shall mean the date of termination of the Executive's employment with the Company.

       "TERRITORY" shall mean [anywhere within a radius of 50 miles from any factory or office of the Company].

18.2 The Executive shall not so as to compete with the Company during the period of [one year] after the Termination Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation canvass or solicit or by any other means seek to conduct Prohibited Business with or conduct Prohibited Business with any Restricted Customer with whom the Executive shall have had dealings in the course of his duties hereunder at any time in the Relevant Period or with whom and to the knowledge of the Executive any employee of the Company under the Executive's control shall have had dealings in the course of their duties to the Company in the Relevant Period.

18.3 The Executive shall not so as to compete with the Company during the period of six months after the Termination Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation canvass or solicit or by any other means seek to conduct Prohibited Business with or conduct Prohibited Business with any Prospective Customer with whom the Executive shall have had dealings in the course of his duties hereunder at any time in the Relevant Period or with whom and to the knowledge of the Executive any employee of the Company under the Executive's control shall have had dealings in the course of their duties to the Company in the Relevant Period.

18.4 The Executive shall not during the period [one year] after the Termination Date directly or indirectly induce or seek to induce any employee of the Company who holds a senior position within the Company engaged in the Prohibited Business who was such an employee at the Termination Date and with whom the Executive shall during the Relevant Period have had dealings in the course of his duties hereunder to leave the employment of the Company whether or not this would be a breach of contract on the part of the employee.

18.5 The Executive shall not during the period of six months after the Termination Date directly or indirectly seek to entice away from the Company or otherwise solicit or interfere with the relationship between the Company and any Protected Supplier.

18.6 The Executive shall not so as to compete with the Company during the period of six months after the Termination Date within the Territory carry on or be directly or indirectly engaged or concerned or interested whether as principal, agent, shareholder, investor, director, employee or otherwise howsoever in any business engaged in any Prohibited Business. For the purpose of this clause acts done by the Executive outside the Territory shall nonetheless be deemed to be done within the Territory where their primary purpose is the obtaining of any Prohibited Business from any person, firm, company or other organisation with business premises within the Territory.

18.7 The Executive shall not during the period of six months after the Termination Date be employed or engaged by any Restricted Customer to perform for that customer (whether or not together with other work) any work of the same nature as the work which the Executive was employed to carry out for the Company.

18.8 Each of the restrictions contained in this clause 18 is intended to be separate and severable. In the event that any of the restrictions shall be held void but would be valid if part of the wording thereof were deleted such restriction shall apply with such deletion as may be necessary to make it valid and effective.

18.9 The Executive shall under no circumstances whatsoever either directly or indirectly receive or


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
          accept for his own benefit any commission, rebate, discount, gratuity or profit from any person, firm, company or other organization having business transactions with the Company.

18.10 The Executive shall not, at any time after the termination of the Executive's employment with the Company:-

          18.10.1 represent himself as being in any way connected with or interested in any business of the Company or any company within the Group;

          18.10.2 in any way make use of any corporate, business, product or service name which is identical to or likely to be confused with the corporate name or any business, product or service name used by the Company or any company within the Group at the date of such termination or which might suggest a connection with the Company or any company within the Group;

          18.10.3 cause or seek to cause to be terminated or adversely affected or otherwise interfere with any agreement or arrangement of any kind to which the Company or any company within the Group is at the date of such termination party or from which it benefits.

18.11 Nothing within this Agreement shall prevent the Executive at anytime following the Termination Date being employed or otherwise engaged in area of operation in which acquired expertise before commencing employment with the Company.

19.       MISREPRESENTATION

The Executive shall not at any time make any untrue statement in relation to the Company or any other company comprised within the Group.

20.       DISCIPLINE AND GRIEVANCE PROCEDURE

20.1 There are no specific disciplinary rules applicable to the Executive's employment with the Company.

20.2 In the event of the Executive wishing to seek redress of any grievance relating to his employment or if he is dissatisfied with any disciplinary decision relating to him he should first apply in person to the Chairman of the Company. The Executive must them promptly answer (in writing if required) such questions (if any) as the Chairman or any other member of the Board wishes to put to him on the matter before the Board comes to a decision, the decision of the Board on such matter shall be final.

21.       INVENTIONS

21.1 It shall be part of the duties of the Executive at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company or of any other company within the Group with which he is concerned or for which he is responsible might be improved in the best interests of the Company.

21.2 If at any time during the period of his employment under this Agreement the Executive (either solely or jointly with another person) (whether or not during normal business hours and whether or not at the Executive's place of work) makes or discovers any Invention, discovery or improvement to any Invention he shall forthwith give written particulars thereof to the Secretary of the Company. The Executive shall make and retain full written records in the form of notes, sketches, drawings and reports of all work which the Executive undertakes during the course of his employment. These records shall be the exclusive property of the Company, and except in the ordinary course of his duties the Executive shall not use, reproduce or divulge any part of them without the prior written consent of the Company.





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21.3      Any Invention and all rights therein shall belong to the Company unless and to the extent otherwise provided by the Patents Act 1977.

21.4 The Executive shall, during the course of and following the termination of his employment under this Agreement, at the request and expense of the Company execute on demand all such documents as the Company may require and do all such other things as the Company may consider to be necessary to enable the Company or its nominee:-

          21.4.1 to obtain the full benefit, in such manner as the Company may require, of any invention made by the Executive to which the Company is entitled, to vest the rights arising there from fully in the name of the Company or as it may direct and to secure such patent, utility model, design registration or other similar protection for such Invention in any part of the world as the Company may consider appropriate; and

          21.4.2 to restrain the infringement of any patent, utility model, design registration or other intellectual property rights in any such invention, to restrain the infringement of any other forms of unlawful or unfair competition relating to any such Invention or to defend any claims of a like nature which may be made against the Company or its nominee arising directly or indirectly out of the use of any such Invention by the Company or its nominee.

21.5 On receiving communication of any Invention which the Company accepts as belonging to the Executive the Company shall be entitled to negotiate with the Executive with a view to acquiring all or any rights, title and benefit in such Invention. The Executive shall not, without the prior written consent of the Company, disclose details of any such Invention to any third party, except to a Chartered Patent Agent for the purpose of seeking protection for such Invention, nor use the same for his own personal benefit or otherwise until the Company has, in writing, declined to negotiate to acquire the Invention or until the expiry of three months, whichever is the sooner, from the date of such communication. If such negotiations are entered into, however, the Executive shall not, without the prior written consent of the Company, disclose details of such invention to any third party (except as provided above) until the conclusion of such negotiations.

21.6 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute all such documents and to do all such acts as may be necessary or desirable to give effect to the provisions of this clause.

21.7 Nothing in this clause 21 shall be taken as limiting or as being an exception to the obligations of the Executive pursuant to clause 16 above.

21.8 The Executive shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others (excluding those works originated, conceived, written or made by him wholly outside his normal working hours and which are wholly unconnected with his employment) and shall hold them in trust for the Company until such rights shall be fully and absolutely vested in the Company.

21.9 The Executive hereby assigns to the Company by way of future assignment all copyright, design right and other property rights (if any) for the full terms thereof throughout the world in respect of all copyright works and designs originated, conceived, written or made by the Executive (excluding those works or designs originated, conceived, written or made by the Executive wholly outside his normal working hours and which are wholly unconnected with his employment).

21.10 The Executive hereby irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by Chap IV of Pt I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by this clause 21 or otherwise.

21.11 The Executive shall, at the request and expense of the Company, do all things necessary or desirable to substantiate the rights of the Company under clauses 21.9 and 21.10.

22.   PREVIOUS AGREEMENTS

All previous agreements or arrangements between the Executive and the Company relating to the employment of the Executive shall be deemed to be cancelled and any sums paid to the Executive by way of remuneration under any such other agreements or arrangements in respect of any periods since the effective date of commencement of the employment of the Executive under this Agreement (as set out in clause 3 above) shall be deemed to have been received by the Executive on account of the remuneration payable to him under this Agreement.

23.   COLLECTIVE AGREEMENTS

There are no collective agreements which directly affect the terms and conditions of this Agreement or the Executive's employment with the Company.

24.   GENERAL

24.1 No amendment to this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties to this Agreement save that the Company reserves the right to make minor changes to any of the terms of this Agreement from time to time provided that at least one week's notice of such minor changes shall be given to the Executive prior to such minor changes taking effect.

24.2 The complete or partial invalidity of unenforceability of any provision of this Agreement for any purpose shall in no way affect the validity or enforceability of such provision for any other purpose or the remaining provisions of this Agreement.

24.3 The headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

24.4 The information in this Agreement constitutes a written statement of particulars of employment of the Executive in accordance with the provisions of the Employment Rights Act 1996.

24.5 This Agreement shall be governed by and construed in accordance with English law and each of the parties to this Agreement submits to the non-exclusive jurisdiction of the English courts with regard to any claim or matter arising in relation to this Agreement.

25.   NOTICES

Any notice to be given under this Agreement by either party to the other may be served by sending the same by first class post addressed to the other party, in the case of the Company at its registered office or in the case of the Executive at his last known residential address. Any notice so given shall be deemed to have been served at the expiration of 24 hours from the time of posting.

IN WITNESS whereof this Agreement has been executed as a deed on the date referred to at the beginning of this Agreement.



SIGNED as a DEED and DELIVERED by         )
GENOMIC SOLUTIONS LIMITED acting          )
by:-                                      )


                                                Chairman  /s/
                                                          -------------------

                                      Director/Secretary  /s/
                                                          -------------------



SIGNED as a DEED and DELIVERED           )        /s/
by the said KEVIN AUTON in the   )
presence of:-                             )
                                                  /s/













                                      -12-